Exhibit 10.4

                                   ______, ___





PERSONAL & CONFIDENTIAL

_______________________
_______________________
_______________________

RE: RESTRICTED STOCK
    ----------------

Dear __________:

I am pleased to advise you that on ____________ (the "Grant Date") you received a grant of ____________ Restricted Shares (hereinafter the "Grant") under the 2001 Directors and Officers Long-Term Incentive Plan (the "Plan"), which was approved and adopted by the stockholders of McDermott International, Inc. (the "Company") on ______, 2005; the provisions of the Plan are incorporated herein by reference. Restrictions on the stock award will lapse ___ year from the Grant Date (the "Vesting Date").

Restricted Stock Award. On the Grant Date, you will have the right to be issued the number of shares of Common Stock of the Company as shown above. Certificates evidencing such shares will be issued in your name, subject to the terms and conditions of the Plan.

Voting Rights and Dividends. Beginning on the Grant Date and until the Vesting Date (the "Period of Restriction"), you will have full voting rights with respect to the shares granted in connection with this award. Further, during the Period of Restriction, you will be credited with cash dividends paid, if any, with respect to the shares.

Transferability. Restricted shares may not be sold, transferred, pledged, assigned or otherwise alienated until the Vesting Date. At that time the certificates evidencing such shares will be released to you.

Termination of Service. Except as provided below, in the event of your termination of service before the restrictions on share transferability have lapsed, all of the shares issued to you on the Grant Date shall be returned to the Company.

If you terminate service by reason of retirement, other than early retirement, or by reason of death or disability, you (or your beneficiary in the event of your death) shall retain the shares issued to you on your Grant Date. If your termination is for the convenience of the Company or by reason of early retirement, the Compensation Committee of the Board of Directors (the "Committee") may, in its discretion, permit you to retain your shares.

Termination of Grant for Cause. In the event that prior to the Vesting Date either (a) you should be convicted of (i) a felony or (ii) a misdemeanor involving fraud, dishonesty, or moral turpitude, or (b) you should engage in conduct that brings or may reasonably be expected to bring disrepute or discredit to the Company as determined in the sole judgment of the Committee, then in such event all restricted stock, rights or benefits awarded you under the Grant or set forth herein are forfeited, terminated and withdrawn. The Committee shall have the right to suspend any and all rights or benefits awarded to you under the Grant or described herein pending its final determination with regard to such matters.

Securities and Exchange Commission Requirements. As you are a Section 16 insider, this type of transaction must be reported on a Form 4 before the end of the second (2) business day following the Grant Date. Please be aware that if you are going to reject the Grant, you should do so immediately after the Grant Date to avoid potential Section 16 liability. Please advise Kathy Peres and Renee Hack immediately by e-mail, fax or telephone call if you intend to reject this grant.

Absent such notice of rejection, we will prepare and file the required Form 4 on your behalf within the required two business day deadline.

You are also subject to Rule 144. This Rule is applicable only when the shares are sold, so you need not take any action under Rule 144 at this time.

Other Information. If you have any questions concerning the aforementioned, please do not hesitate to contact L. J. Sannino at 281/870-5016.

Please acknowledge receipt and acceptance of all of the aforesaid by signing both this letter and the enclosed copy thereof and returning such signed copy to the Company at Post Office Box 61961, New Orleans, Louisiana 70161-1961, attention of L. J. Sannino, and marked "Personal and Confidential" within sixty
(60) days from the date hereof.

                                     Very truly yours,

                                     McDERMOTT INTERNATIONAL, INC.

                                     B. W. Wilkinson
                                     Chairman of the Board

ACCEPTED: